As filed with the Securities and Exchange Commission on March 20, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WM Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-1605615
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

41 Discovery Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

WM Technology, Inc. 2021 Equity Incentive Plan
WM Technology, Inc. 2021 Employee Stock Purchase Plan
(Full Title of the Plan)

Brian Camire
General Counsel
WM Technology, Inc.
41 Discovery
Irvine, California 92618
(Name and address of agent for service)

Tel: (844) 933-3627
(Telephone number, including area code, of agent for service)

Copies to:
Dave Peinsipp
Kristin VanderPas
Peter Byrne
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, California 94111
Tel: (415) 693-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

WM Technology, Inc. (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the offering of an additional 9,201,158 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of the Registrant. The 9,201,158 shares of Class A Common Stock being registered herein include (i) 7,667,632 shares of Class A Common Stock issuable pursuant to the WM Technology, Inc. 2021 Equity Incentive Plan (the “2021 EIP”) and (ii) 1,533,526 shares of Class A Common Stock issuable pursuant to the WM Technology, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). These additional shares of Class A Common Stock are securities of the same class as other securities for which earlier registration statements on Form S-8 were filed with the Commission on August 26, 2021 (File No. 333-259072), on October 5, 2022 (File No. 333-267744), on March 17, 2023 (File No. 333-270647), and on July 29, 2024 (File No. 333-281087) (collectively, the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These additional shares of Class A Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2021 EIP and 2021 ESPP, which provide that the total number of shares subject to such plan may be increased each year pursuant to a specified formula.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:
(a)    the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 13, 2025 (File No. 333-39021);
(b)    the description of the Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on August 7, 2019 (File No. 001-39021, as updated by Exhibit 4.5 to the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 13, 2025 (File No. 333-39021), together with any amendment or report filed for the purpose of updating such description.
All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration statement, except as so modified or superseded.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit No.	Description	Form	File no.	Exhibit	Filing Date
4.1	Certificate of Incorporation of the Company	8-K	001-39021	3.1	June 22, 2021
4.2	Amended and Restated Bylaws of the Company	8-K	001-39021	3.2	June 22, 2021
4.3	Form of Common Stock Certificate of the Company	8-K	001-39021	4.1	June 22, 2021
5.1	Opinion of Cooley LLP
23.1	Consent of Moss Adams, LLP
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	WM Technology, Inc. 2021 Equity Incentive Plan	8-K	001-39021	10.7	June 22, 2021
99.2	WM Technology, Inc. 2021 Employee Stock Purchase Plan	8-K	001-39021	10.8	June 22, 2021
99.3	Form of Stock Option Grant Notice	8-K	001-39021	10.7(a)	June 22, 2021
99.4	Form of RSU Award Grant Notice	8-K	001-39021	10.7(b)	June 22, 2021
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on March 20, 2025.

WM TECHNOLOGY, INC.

/s/ Douglas Francis
Name: Douglas Francis
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas Francis and Susan Echard, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Douglas Francis	Chief Executive Officer	March 20, 2025
Douglas Francis	(Principal Executive Officer)

/s/ Susan Echard	Chief Financial Officer	March 20, 2025
Susan Echard	(Principal Financial Officer and Principal Accounting Officer)

/s/ Tony Aquila	Director	March 20, 2025
Tony Aquila

/s/ Anthony Bay	Director	March 20, 2025
Anthony Bay

/s/ Brenda Freeman	Director	March 20, 2025
Brenda Freeman

/s/ Olga Gonzalez	Director	March 20, 2025
Olga Gonzalez

/s/ Scott Gordon	Director	March 20, 2025
Scott Gordon

/s/ Glen Ibbott	Director	March 20, 2025
Glen Ibbott